FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 27, 2011

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Form 8-K is being filed by Telephone and Data Systems, Inc. (“TDS”) to file a press release issued on December 27, 2011, which is attached as Exhibit 99.1 and incorporated by reference herein, relating to the recommendation of Glass, Lewis & Co. and Institutional Shareholder Services with respect to proposals to be considered at the adjourned special meeting of shareholders of TDS to be held on January 13, 2012.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement, as supplemented.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the Securities and Exchange Commission (“SEC”) and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ information agent, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ proxy materials.

Item 9.01. Exhibits.

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits included in this Form 8-K are identified on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	December 28, 2011

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated December 27, 2011

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement